SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

The original 8-K has been amended by this 8-K/A to replace a mistakenly filed Grantor Trust Agreement.

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

BEAR STEARNS STRUCTURED PRODUCTS INC. TRUST 2007-R6
(Exact name of issuing entity as specified in its charter)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
(Exact name of depositor as specified in its charter)

EMC MORTGAGE CORPORATION
(Exact name of sponsor as specified in its charter)

Delaware	333-140247-17	30-0183252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
383 Madison Avenue New York, New York		10l79
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01                 Financial Statements and Exhibits.

(a)	Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits:

1.           Grantor Trust Agreement, dated as of August 31, 2007 among Structured Asset Mortgage Investments II Inc., as depositor and Wells Fargo Bank, N.A., as grantor trust trustee, EMC Mortgage Corporation, as sponsor and company and U.S. Bank National Association, as trustee.

Exhibit No.	Description
1.1
Terms Agreement, dated August 31, 2007, between Structured Asset Mortgage Investments II Inc., as depositor and Bear, Stearns & Co. Inc., as underwriter, relating to the Underwriting Agreement, dated February 26, 2007, between Structured Asset Mortgage Investments II Inc., as depositor and Bear, Stearns & Co. Inc., as underwriter.

Exhibit No.	Description
4.1	Grantor Trust Agreement, dated as of August 31, 2007 between Structured Asset Mortgage Investments II Inc., as depositor and Wells Fargo Bank, N.A., as grantor trust trustee.

Exhibit No.	Description
99.1	Purchase Agreement, dated as of August 31, 2007, between EMC Mortgage Corporation, as sponsor, and Structured Asset Mortgage Investments II Inc., as depositor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: October 16, 2007

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

1.1
Terms Agreement, dated August 31, 2007, between Structured Asset Mortgage Investments II Inc., as depositor and Bear, Stearns & Co. Inc., as underwriter, relating to the Underwriting Agreement, dated February 26, 2007, between Structured Asset Mortgage Investments II Inc., as depositor and Bear, Stearns & Co. Inc., as underwriter.

4.1	Grantor Trust Agreement, dated as of August 31, 2007 between Structured Asset Mortgage Investments II Inc., as depositor and Wells Fargo Bank, N.A., as grantor trust trustee.
99.1	Purchase Agreement, dated as of August 31, 2007, between EMC Mortgage Corporation, as sponsor, and Structured Asset Mortgage Investments II Inc., as depositor.